                                                                    EXHIBIT 3.11

                          CERTIFICATE OF INCORPORATION

                                       OF

                        MVE INTERNATIONAL HOLDINGS, INC.

          THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies that:

          FIRST: The name of the Corporation is MVE International Holdings, Inc.

          SECOND: The address of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

          FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000, all of which shares shall be Common Stock having a par value of $0.01.

          FIFTH: The name and mailing address of the incorporator are John J.M. Selig, c/o Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153.

          SIXTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in these articles of incorporation, by-laws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation, but any by-laws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

          SEVENTH: (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

          (b) The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation on this 28th day of October, 1997.


                                        /s/ John J.M. Selig
                                        ----------------------------------------
                                        John J.M. Selig
                                        Sole Incorporator

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        MVE INTERNATIONAL HOLDINGS, INC.

     MVE INTERNATIONAL HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is MVE International Holdings, Inc. The date of filing of its original certificate of Incorporation with the Secretary of State was October 29, 1997.

     2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation allowing adding the names of the directors of the corporation to the Certificate of Incorporation and by allowing each such director to act for the other on matters concerning the corporation.

     3. The text of the Certificate of Incorporation is hereby amended and restated to read as herein set forth in full:

          THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies that:

          FIRST: The name of the Corporation is MVE International Holdings, Inc.

          SECOND: The address of the registered Office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County at New Castle, State of Delaware. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

          FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000, all of which shares shall be Common Stock having a par value of $0.01.

          FIFTH: The name and mailing address of the incorporator are John J.M. Selig, c/o Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153.

          SIXTH: The names and addressee of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

    Name                       Address
    ----        ------------------------------------
Lewis Shender   c/o MVE International Holdings, Inc.
                Two Appletree Square -- Suite 100
                8011 34th Avenue South
                Bloomington, Minnesota 55425

John Kuharik    c/o MVE International Holdings, Inc.
                Two Appletree Square -- Suite 100
                8011 34th Avenue South
                Bloomington, Minnesota 55425

Both directors are citizens of the United States of America.

          SEVENTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in these articles of incorporation, by-laws at the Corporation may be adopted, amended or repealed by a majority of the board of directors or the Corporation, but any by-laws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

          EIGHTH: (a) A director of the Corporation Shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph
(a) of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

          (b) The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

     4. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

     5. This Amended and Restated Certificate of Incorporation shall be effective on the 13th day of November, 1997.

          IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation on this 13th day of November, 1997.


                                        /s/ Lewis Shender
                                        ----------------------------------------
                                        Lewis Shender


                                        /s/ John Kuharik
                                        ----------------------------------------
                                        John Kuharik

                CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                        MVE INTERNATIONAL HOLDINGS, INC.

It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is MVE International Holdings, Inc.

          2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST:

          "FIRST: The name of the corporation is Chart International Holdings, Inc."

          3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on May 8, 2000


                                        /s/ John T. Romain,
                                        ----------------------------------------
                                        John T. Romain, Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                       CHART INTERNATIONAL HOLDINGS, INC.

                                   ----------

                         Pursuant to Section 242 of the
                        Delaware General Corporation Law

          The undersigned, Michael F. Biehl, being the Treasurer of Chart International Holdings, Inc., a Delaware corporation (the "Corporation"), hereby certify as follows:

          1. The name of the Corporation is Chart International Holdings, Inc.

          2. The amendment of the Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

          3. The Certificate of Incorporation of Chart International Holdings, Inc. is hereby amended, effective September 15, 2003, so that Article FOURTH shall henceforth read, in its entirety, as follows:

               "A. Authorized Capital. The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000, all of which shares shall be Common Stock having a par value of $0.01.

               B. Limitation on Issuance of Non-Voting Equity Securities. Notwithstanding any other provision in this Article FOURTH, pursuant to Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code, the Corporation will not issue non-voting equity securities (which shall not be deemed to include any warrants or options to purchase capital stock of the Corporation); provided, however, that this provision (i) will have no further force or effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such section is in effect and applicable to the Corporation or any of its wholly-owned subsidiaries and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect."

          IN WITNESS WHEREOF, the undersigned subscribes this Certificate of Amendment and affirm that the facts stated herein are true under penalties of perjury, this 12th day of September, 2003.


                                        /s/ Michael F. Biehl
                                        ----------------------------------------
                                        Michael F. Biehl, Chief
                                        Financial Officer and Treasurer

 Effective Date: September 15,2003